EXHIBIT 3
        to SCHEDULE 13D



                       GAP COINVESTMENT PARTNERS II, L.P.
                                3 PICKWICK PLAZA
                               GREENWICH, CT 06830



                                                              December 20, 2002


                                POWER OF ATTORNEY

         The undersigned, GAP Coinvestment Partners II, L.P., a Delaware limited liability company, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Limited Liability Company"), by its Managing General Partner, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Limited Liability Company as fully to all intents and purposes as a Managing Member of the Limited Liability Company might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on January 1, 2004.

                                       GAP COINVESTMENT PARTNERS II, L.P.


                                        By:  /s/ Steven A. Denning
                                             -----------------------------------
                                             Name:   Steven A. Denning
                                             Title:  Managing General Partner



STATE OF CONNECTICUT       )
                           : ss.
COUNTY OF FAIRFIELD        )

         On the 20th day of December 2002, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.



/s/ Natalie J. Wagner
---------------------------------
Notary Public